Exhibit 10.19

THIRD AMENDMENT TO GROUND LEASE

This THIRD AMENDMENT TO GROUND LEASE (this “Third Amendment”) is made as of June 13, 2011, by and between TEXAS GAMBLING HALL & HOTEL, INC., a Nevada corporation (“Landlord”), and NP TEXAS LLC, a Nevada limited liability company (“Tenant”).

RECITALS

A.            Landlord and Station Casinos, Inc., a Nevada corporation (“Original Tenant”), entered into that certain Ground Lease dated June 1, 1995 (the “Ground Lease”), as amended by that certain First Amendment to Ground Lease dated June 30, 1995, as assigned by Original Tenant to Texas Station, Inc., a Nevada corporation (“Second Tenant”) pursuant to that certain Assignment, Assumption and Consent Agreement (Ground Lease) dated July 6, 1995 (the “Assignment”), as further amended by that certain Lease Amendment No. 1 dated December 23, 1996, as further amended by that certain Second Amendment to Ground Lease dated January 7, 1997, as further amended by that certain letter agreement between Bank of America NT&SA as Trustee of the TGH&H Real Estate Trust and Second Tenant, dated May 12, 2000, as further amended by that certain letter dated August 1, 2005 from William J. Bullard on behalf of Landlord to Glenn C. Christenson of Original Tenant and as further amended as a result of conveyances of certain portions of the Land to the City of North Las Vegas for roadway and other public purposes pursuant to (i) that certain Quitclaim Deed executed by Landlord, as grantor, in favor of the City of North Las Vegas, Nevada, as grantee, recorded on November 8, 2007, in Book 20071108 as Document No. 01378 in the Official Records of the Clark County Recorder, and (ii) that certain Quitclaim Deed executed by Landlord, as grantor, in favor of the City of North Las Vegas, Nevada, as grantee, recorded on November 8, 2007, in Book 20071108 as Document No. 01379 in the Official Records of the Clark County Recorder (collectively, the “Original Lease” and, as amended by this Third Amendment, the “Lease”).

B.            Subsequent to the Assignment, Second Tenant merged with and into Texas Station, LLC, as Nevada limited liability company (“Third Tenant”).

C.            Landlord and Third Tenant, along with German American Capital Corporation and JPMorgan Chase Bank, N.A., as “PropCo Lenders”, have entered into that certain Agreement (Re Texas Ground Lease) dated as of April 16, 2010 (the “Agreement”), pursuant to which the parties thereto agreed to, following the consent of Bank of America, N.A., Landlord’s mortgage lender (“BofA”), amend the Original Lease to memorialize the terms set forth in the Agreement.

D.            Subsequent to the Agreement, the Original Lease has been or is concurrently being assigned by Third Tenant to Tenant.

E.             BofA has consented or is concurrently consenting to Landlord and Tenant amending the Original Lease as set forth in the Agreement, Landlord and Tenant desire to amend the Original Lease as provided herein.

AGREEMENT

NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged by each of the undersigned, the undersigned parties agree as follows:

1.             As of the Effective Date (defined below), the Original Lease is hereby amended by deleting the fifth sentence in Article VII, Section A of the Ground Lease, which reads “The aggregate amount secured by all such deeds of trust shall not exceed eighty-five percent (85%) of the fair market value of Tenant’s leasehold interest under this Lease and all buildings and other improvements constructed on the Premises or to be constructed on the Premises during the Term.”  Such sentence will no longer have any force or effect from and after the Effective Date.

2.             As of the Effective Date, the Original Lease is hereby amended by deleting in its entirety Article I, Section J of the Original Lease.  Article I, Section J will no longer have any force or effect, and all references in the Original Lease to Article I, Section J shall be without effect, from and after the Effective Date.

3.             As of the Effective Date, the Original Lease is hereby amended by adding the following sentence to the end of Article I, Section I, Paragraph 1 of the Original Lease:

“Tenant hereby waives its right to exercise the Tenant’s Option for a twenty (20) year period, commencing on April 16, 2010 and expiring on April 16, 2030.”

4.             For the purposes of this Third Amendment, the “Effective Date” shall mean the date upon which the restructuring and other transactions relating to the Original Lease as set forth in the plan(s) of reorganization in connection with the voluntary cases in the United States Bankruptcy Court for the District of Nevada of Tenant, Original Tenant (the indirect owner of Tenant) and certain of their affiliates, which were commenced on July 29, 2009, are consummated.  Tenant shall give written notice to Landlord of the Effective Date no later than five (5) business days after the occurrence thereof, and such notice shall be conclusive evidence of the occurrence thereof.

5.             The terms and provisions of this Third Amendment shall be binding on and inure to the benefit of Landlord, Tenant and their respective successors, assigns, heirs, executors, administrators and representatives.

6.             Except as amended herein, the Original Lease remains in full force and effect, and Landlord and Tenant ratify the Original Lease as amended herein.

7.             All capitalized terms used in this Third Amendment but not defined herein shall have the meaning ascribed thereto in the Original Lease.

8.             This Third Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

9.             This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date and year first above written.

LANDLORD

Texas Gambling Hall & Hotel, Inc.,
a Nevada corporation

By:	/s/ W. J. Bullard
Name:	W.J. Bullard
Title:	Secretary

TENANT

NP Texas LLC,
a Nevada limited liability company

By:	/s/ Thomas M. Friel
Name:	Thomas M. Friel
Title:	Senior Vice President